SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 18, 2002

                                  ANACOMP, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Indiana                      1-8328                    35-1144230
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation)                                              Identification No.)

                         12365 Crosthwaite Circle 92064
                                    Poway, CA
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (858) 679-9797

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Item 5. Other Events

Anacomp Inc. ("Anacomp") completed a sale of all of its Switzerland subsidiaries and operations on October 18, 2002. The transaction is effective as of October 1, 2002.

Under the terms of the sale agreement, Anacomp sold all of the outstanding shares of its two Swiss subsidiaries, Cominformatic AG and Anacomp Technical Services AG, to edotech Ltd. (a UK company) at a sales price of CHF 26.7 million (Swiss francs) or approximately $17.5 million (U.S. dollars).

The sales price is payable as follows: CHF 4.6 million at closing; CHF 18.2 million upon completion of the Cominformatic share exchange within the next six months; CHF 1.1 million on or before April 18, 2003; and CHF 2.8 million within the next 18 months upon expiration of certain indemnification claim periods.

We are in the process of determining if the  Switzerland  subsidiaries  meet the
definition  of  significant   subsidiaries   and  require  pro  forma  financial
statements to be filed.